EXHIBIT (3)(i)
                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION
                                     OF
                                PAYCHEX, INC.

              Under Section 242 of the General Corporation Law

     The undersigned, being the President and Secretary of Paychex, Inc. do hereby certify as follows:

     1. The name of the Corporation is Paychex, Inc. The Corporation was originally formed under the name Blase T. Golisano, Inc., the name having been changed by Amendment contained in a Certificate of Merger filed on May 17, 1979.

     2. The Certificate of Incorporation was filed by the Delaware Secretary of State on April 26, 1979.

     3. The Certificate of Incorporation is amended to increase the number of authorized shares from 50,000,000 having a par value of $.01 each, to 150,000,000 having a par value of $.01 each.

        Paragraph 4 of the Certificate of Incorporation is amended to read in its entirety as follows:

       "4 The total number of shares of stock which the Corporation shall have authority to issue is 150,000,000 shares of common stock and the par value of each of such shares is $.01, amounting in the aggregate to $1,500,000."

     4. The Amendment to the Certificate of Incorporation was adopted by the Board of Directors and authorized at a meeting of stockholders by vote of the holders of a majority of all outstanding shares entitled to vote.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested by its Secretary this 5th day of October, 1995.


                                /s/ B. Thomas Golisano
                                -----------------------------------
                                B. Thomas Golisano, President

                                Attested By:

                                /s/ G. Thomas Clark
                                -----------------------------------
                                G. Thomas Clark, Secretary